Exhibit 10.2

GUARANTY AGREEMENT

This GUARANTY AGREEMENT (this "Guaranty") is made as of the 31st day of March, 2016, by Guarantor (as hereinafter defined) for the benefit of Lender (as hereinafter defined).

1.Definitions.  As used in this Guaranty, the following terms shall have the meanings indicated below:

(a)The term "Lender" shall mean FROST BANK, a Texas state bank, whose address for notice purposes is the following:

P.O. Box 1600

San Antonio, Texas 78296

Attn:  Aaron Loose

(b)The term "Borrower" (whether one or more) shall mean the following:

T.B.A. INSURANCE GROUP, LTD., a Texas limited partnership.

(c)The term "Guarantor" shall mean STATE NATIONAL COMPANIES, INC., a Delaware corporation, whose address for notice purposes is the following:

1900 L Don Dodson Drive

Bedford, Texas  76021

Attn:  Chief Financial Officer.

(d)The term "Guaranteed Indebtedness" shall mean (i) all indebtedness, obligations and liabilities of Borrower to Lender now existing or hereafter arising under or evidenced by that one certain Revolving Promissory Note (the "Note") dated March 31, 2016, in the original principal amount of $15,000,000.00, executed by Borrower and payable to the order of Lender, (ii) all accrued but unpaid interest on any of the indebtedness described in (i) above; (iii) all obligations of Borrower to Lender under the Loan Agreement dated of even date herewith between Borrower and Lender (the "Loan Agreement"), and any other documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (i) and (ii) above (collectively, the "Loan Documents"); (iv) all costs and expenses incurred by Lender in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i), (ii) and (iii) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including, without limitation, all reasonable attorneys' fees; and (v) all renewals, extensions, modifications, restructurings and rearrangements of the indebtedness and obligations described in (i), (ii), (iii) and (iv) above.

2.Obligations.  As an inducement to Lender to extend or continue to extend credit and other financial accommodations to Borrower, Guarantor, for value received, does hereby

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unconditionally and absolutely guarantee the prompt and full payment and performance of the Guaranteed Indebtedness when due or declared to be due and at all times thereafter.

3.Character of Obligations.

(a)This is an absolute, continuing and unconditional guaranty of payment and not of collection and if at any time or from time to time there is no outstanding Guaranteed Indebtedness, the obligations of Guarantor with respect to any and all Guaranteed Indebtedness incurred thereafter shall not be affected.  This Guaranty and the Guarantor's obligations hereunder are irrevocable and, in the event of Guarantor's death, shall be binding upon Guarantor's estate.  All of the Guaranteed Indebtedness shall be conclusively presumed to have been made or acquired in acceptance hereof.  Guarantor shall be liable, jointly and severally, with Borrower and any other guarantor of all or any part of the Guaranteed Indebtedness.

(b)Lender may, at its sole discretion and without impairing its rights hereunder, (i) apply any payments on the Guaranteed Indebtedness that Lender receives from Borrower or any other source other than Guarantor to that portion of the Guaranteed Indebtedness, if any, not guaranteed hereunder, and (ii) apply any proceeds it receives as a result of the foreclosure or other realization on any collateral for the Guaranteed Indebtedness to that portion, if any, of the Guaranteed Indebtedness not guaranteed hereunder or to any other indebtedness or other obligations owing to Lender secured by such collateral.

(c)Guarantor agrees that its obligations hereunder shall not be released, diminished, impaired, reduced or affected by the existence of any other guaranty or the payment by any other guarantor of all or any part of the Guaranteed Indebtedness.

(d)Guarantor's obligations hereunder shall not be released, diminished, impaired, reduced or affected by, nor shall any provision contained herein be deemed to be a limitation upon, the amount of credit which Lender may extend to Borrower, the number of transactions between Lender and Borrower, payments by Borrower to Lender or Lender's allocation of payments by Borrower.

(e)Without further authorization from or notice to Guarantor, Lender may compromise, accelerate or otherwise alter the time or manner for the payment of the Guaranteed Indebtedness, increase or reduce the rate of interest thereon, release or add any one or more guarantors or endorsers, or allow substitution of or withdrawal of collateral or other security and release collateral and other security or subordinate the same.

4.Representations and Warranties.  Guarantor hereby represents and warrants the following to Lender:

(a)This Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor, and (i) if Guarantor is a corporation, the Board of Directors of Guarantor has determined that this Guaranty may reasonably be expected to benefit, directly or indirectly,

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Guarantor; or (ii) if Guarantor is a partnership, the requisite number of its partners have determined that this Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor; or (iii) if Guarantor is a limited liability company, the requisite number of its members/managers have determined that this Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor; or (iv) if Guarantor is a trust, the requisite number of its trustees have determined that this Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor; and

(b)Guarantor is familiar with, and has independently reviewed the books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be security for the payment of all or any part of the Guaranteed Indebtedness; provided, however, Guarantor is not relying on such financial condition or collateral as an inducement to enter into this Guaranty; and

(c)Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition of Borrower, and Guarantor is not relying on Lender to provide such information to Guarantor either now or in the future; and

(d)Guarantor has the power and authority to execute, deliver and perform this Guaranty and any other agreements executed by Guarantor contemporaneously herewith, and the execution, delivery and performance of this Guaranty and any other agreements executed by Guarantor contemporaneously herewith do not and will not violate (i) any agreement or instrument to which Guarantor is a party; (ii) any law, rule, regulation or order of any governmental authority to which Guarantor is subject; or (iii) its articles of incorporation, certificate of formation or bylaws, if Guarantor is a corporation, its articles of organization, certificate of formation or company agreement, if Guarantor is a limited liability company, or its certificate of limited partnership, certificate of formation or partnership agreement, if Guarantor is a partnership (general or limited); and

(e)Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty; and

(f)The financial statements and other financial information regarding Guarantor heretofore and hereafter delivered to Lender are and shall be true and correct in all material respects and fairly present the financial position of Guarantor as of the dates thereof, and no material adverse change has occurred in the financial condition of Guarantor reflected in the financial statements and other financial information regarding Guarantor heretofore delivered to Lender since the date of the last statement thereof; and

(g)As of the date hereof, after giving effect to this Guaranty and the obligations evidenced hereby, (i) Guarantor is and will be solvent, (ii) the fair saleable value of Guarantor's assets exceeds and will continue to exceed its liabilities (both fixed and contingent), (iii) Guarantor is and will continue to be able to pay its debts as they mature, and (iv) if Guarantor is not an individual, Guarantor has and will continue to have sufficient capital to carry on its business and all businesses in which it is about to engage.

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5.Covenants.  Guarantor hereby covenants and agrees with Lender as follows:

(a)As long as Borrower and Guarantor maintain the minimum consolidated Tangible Net Worth provided in Article VIII of the Loan Agreement, Guarantor shall be permitted to sell, lease, transfer, encumber, pledge or otherwise dispose of any portion of Guarantor's assets or any interest therein, without Lender's prior written consent; and

(b)Guarantor shall promptly furnish to Lender such financial statements and other financial information of Guarantor as provided in Section 6.01 of the Loan Agreement; and

(c)Guarantor shall comply with all terms and provisions of the Loan Documents that apply to Guarantor; and

(d)Guarantor shall promptly inform Lender of (i) any litigation or governmental investigation against Guarantor which, if determined adversely, could reasonably be excepted to result in a default under any of the Loan Documents or Borrower and Guarantor being unable to maintain the minimum consolidated Tangible Net Worth provided in Article VIII of the Loan Agreement; (ii) any of Guarantor's representations no longer being true, accurate and complete in all material respects; and (iii) any material adverse change in the financial condition of Guarantor.

6.Consent and Waiver.

(a)Guarantor waives (i) promptness, diligence and notice of acceptance of this Guaranty and notice of the incurring of any obligation, indebtedness or liability to which this Guaranty applies or may apply and waives presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, diligence in enforcement and indulgences of every kind, and (ii) the taking of any other action by Lender, including, without limitation, giving any notice of default or any other notice to, or making any demand on, Borrower, any other guarantor of all or any part of the Guaranteed Indebtedness or any other party.

(b)Guarantor waives any rights Guarantor has under, or any requirements imposed by, Chapter 43 of the Texas Civil Practice and Remedies Code, as in effect on the date of this Guaranty or as it may be amended from time to time.

(c)Lender may at any time, without the consent of or notice to Guarantor, without incurring responsibility to Guarantor and without impairing, releasing, reducing or affecting the obligations of Guarantor hereunder:  (i) change the manner, place or terms of payment of all or any part of the Guaranteed Indebtedness, or renew, extend, modify, rearrange or alter all or any part of the Guaranteed Indebtedness; (ii) change the interest rate accruing on any of the Guaranteed Indebtedness (including, without limitation, any periodic change in such interest rate that occurs because such Guaranteed Indebtedness accrues interest at a variable rate which may fluctuate from time to time); (iii) sell, exchange, release, surrender, subordinate, realize upon or otherwise deal with in any

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manner and in any order any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty or setoff against all or any part of the Guaranteed Indebtedness; (iv) neglect, delay, omit, fail or refuse to take or prosecute any action for the collection of all or any part of the Guaranteed Indebtedness or this Guaranty or to take or prosecute any action in connection with any of the Loan Documents; (v) exercise or refrain from exercising any rights against Borrower or others, or otherwise act or refrain from acting; (vi) settle or compromise all or any part of the Guaranteed Indebtedness and subordinate the payment of all or any part of the Guaranteed Indebtedness to the payment of any obligations, indebtedness or liabilities which may be due or become due to Lender or others; (vii) apply any deposit balance, fund, payment, collections through process of law or otherwise or other collateral of Borrower to the satisfaction and liquidation of the indebtedness or obligations of Borrower to Lender not guaranteed under this Guaranty; and (viii) apply any sums paid to Lender by Guarantor, Borrower or others to the Guaranteed Indebtedness in such order and manner as Lender, in its sole discretion, may determine.

(d)Should Lender seek to enforce the obligations of Guarantor hereunder by action in any court or otherwise, Guarantor waives any requirement, substantive or procedural, that (i) Lender first enforce any rights or remedies against Borrower or any other person or entity liable to Lender for all or any part of the Guaranteed Indebtedness, including, without limitation, that a judgment first be rendered against Borrower or any other person or entity, or that Borrower or any other person or entity should be joined in such cause, or (ii) Lender first enforce rights against any collateral which shall ever have been given to secure all or any part of the Guaranteed Indebtedness or this Guaranty.  Such waiver shall be without prejudice to Lender's right, at its option, to proceed against Borrower or any other person or entity, whether by separate action or by joinder.

(e)In addition to any other waivers, agreements and covenants of Guarantor set forth herein, Guarantor hereby further waives and releases all claims, causes of action, defenses and offsets for any act or omission of Lender, its directors, officers, employees, representatives or agents in connection with Lender's administration of the Guaranteed Indebtedness, except for Lender's willful misconduct and gross negligence.

(f)Guarantor grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges and transfers to Lender all Guarantor's right, title and interest in and to Guarantor's accounts with Lender (whether checking, savings or some other account), including, without limitation, all accounts held jointly with another person and all accounts Guarantor may open in the future, excluding all IRA and Keogh accounts and all trust accounts for which the grant of a security interest would be prohibited by law.  Guarantor authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Guaranteed Indebtedness against any and all such accounts.

(g)To the extent not prohibited by applicable law, Guarantor waives each of Guarantor's rights or defenses, regardless of whether they arise, under (i) Rule 31 of the Texas Rules of Civil Procedure, (ii) Section 17.001 of the Texas Civil Practice and Remedies Code, or (iii) any other statute or law, common law, in equity, under contract or otherwise, or under any amendments, recodifications, supplements or any successor statute

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or law of or to any such statute or law.  The parties intend that Guarantor shall not be considered a "debtor" as defined in Section 9.102 of the Texas Business and Commerce Code (and any successor statute thereto), as amended.

7.Obligations Not Impaired.

(a)Guarantor agrees that its obligations hereunder shall not be released, diminished, impaired, reduced or affected by the occurrence of any one or more of the following events:  (i) the death, disability or lack of corporate, company, partnership or trust power of Borrower, Guarantor or any other guarantor of all or any part of the Guaranteed Indebtedness; (ii) any receivership, insolvency, bankruptcy or other proceedings affecting Borrower, Guarantor or any other guarantor of all or any part of the Guaranteed Indebtedness, or any of their respective property; (iii) the partial or total release or discharge of Borrower or any other guarantor of all or any part of the Guaranteed Indebtedness, or any other person or entity from the performance of any obligation contained in any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, whether occurring by reason of law or otherwise; (iv) the taking or accepting of any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty; (v) the taking or accepting of any other guaranty for all or any part of the Guaranteed Indebtedness; (vi) any failure by Lender to acquire, perfect or continue any lien or security interest on collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty; (vii) the impairment of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty; (viii) any failure by Lender to sell any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty in a commercially reasonable manner or as otherwise required by law; (ix) any invalidity or unenforceability of or defect or deficiency in any of the Loan Documents; (x) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower or any other guarantor of all or any part of the Guaranteed Indebtedness; or (xi) the application by Lender of the proceeds from the sale, foreclosure or other realization of or on any collateral for the Guaranteed Indebtedness to any other indebtedness or obligations secured by such collateral.

(b)This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any part of the Guaranteed Indebtedness is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor, any other guarantor of all or any part of the Guaranteed Indebtedness, or otherwise, all as though such payment had not been made.

(c)In the event Borrower is a corporation, limited liability company, joint stock association or partnership, or is hereafter any such entity, none of the following shall affect Guarantor's liability hereunder: (i) the unenforceability of all or any part of the Guaranteed Indebtedness against Borrower by reason of the fact that the Guaranteed Indebtedness exceeds the amount permitted by law; (ii) the act of creating all or any part of the Guaranteed Indebtedness is ultra vires; or (iii) the officers or partners creating all or any part of the Guaranteed Indebtedness acted in excess of their authority.  Guarantor hereby acknowledges that withdrawal from, or termination of, any ownership interest in Borrower

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now or hereafter owned or held by Guarantor shall not alter, affect or in any way limit the obligations of Guarantor hereunder.

8.Actions Against Guarantor.  In the event of a default in the payment or performance of all or any part of the Guaranteed Indebtedness when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration or otherwise, Guarantor shall, without notice or demand, promptly pay the amount due thereon to Lender, in lawful money of the United States, at Lender's address set forth in Section 1(a) above.  In order to collect payment, one or more successive or concurrent actions may be brought against Guarantor, either in the same action in which Borrower is sued or in separate actions, as often as Lender deems advisable.  The exercise by Lender of any right or remedy under this Guaranty or under any other agreement or instrument, at law, in equity or otherwise, shall not preclude concurrent or subsequent exercise of any other right or remedy.  The books and records of Lender shall be admissible as evidence in any action or proceeding involving this Guaranty and shall be prima facie evidence of the payments made on, and the outstanding balance of, the Guaranteed Indebtedness.

9.Payment by Guarantor.  Whenever Guarantor makes any payment to Lender which is or may become due under this Guaranty, written notice must be delivered to Lender contemporaneously with such payment.  Such notice shall be effective for purposes of this paragraph when, contemporaneously with such payment, Lender receives such notice either by:  (a) personal delivery to the address and designated department of Lender identified in Section 1(a) above, or (b) United States mail, certified or registered, return receipt requested, postage prepaid, addressed to Lender at the address shown in Section 1(a) above.  In the absence of such notice to Lender by Guarantor in compliance with the provisions hereof, any sum received by Lender on account of the Guaranteed Indebtedness shall be conclusively deemed paid by Borrower.

10.Reserved.

11.Reserved.

12.Waiver by Lender.  No delay on the part of Lender in exercising any right hereunder or failure to exercise the same shall operate as a waiver of such right.  In no event shall any waiver of the provisions of this Guaranty be effective unless the same be in writing and signed by an officer of Lender, and then only in the specific instance and for the purpose given.

13.Successors and Assigns.  This Guaranty is for the benefit of Lender, its successors and assigns.  This Guaranty is binding upon Guarantor and Guarantor's heirs, executors, administrators, personal representatives and successors, including, without limitation, any person or entity obligated by operation of law upon the reorganization, merger, consolidation or other change in the organizational structure of Guarantor.

14.Costs and Expenses.  Guarantor shall pay on demand by Lender all costs and expenses, including, without limitation, all reasonable attorneys' fees, incurred by Lender in connection with the preparation, administration, enforcement and/or collection of this Guaranty.  This covenant shall survive the payment of the Guaranteed Indebtedness.

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15.Severability.  If any provision of this Guaranty is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Guaranty and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

16.No Obligation.  Nothing contained herein shall be construed as an obligation on the part of Lender to extend or continue to extend credit to Borrower.

17.Amendment.  No modification or amendment of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by an officer of Lender, and then shall be effective only in the specific instance and for the purpose for which given.

18.Cumulative Rights.  All rights and remedies of Lender hereunder are cumulative of each other and of every other right or remedy which Lender may otherwise have at law or in equity or under any instrument or agreement, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.  This Guaranty, whether general, specific and/or limited, shall be in addition to and cumulative of, and not in substitution, novation or discharge of, any and all prior or contemporaneous guaranty agreements by Guarantor in favor of Lender or assigned to Lender by others.

19.Governing Law, Venue. This Guaranty is intended to be performed in the State of Texas.  Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Guaranty.  In the event of a dispute involving this Guaranty or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Bexar County, Texas.

20.Compliance with Applicable Usury Laws.  Notwithstanding any other provision of this Guaranty or of any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, Guarantor and Lender by its acceptance hereof agree that Guarantor shall never be required or obligated to pay interest in excess of the maximum non-usurious interest rate as may be authorized by applicable law for the written contracts which constitute the Guaranteed Indebtedness.  It is the intention of Guarantor and Lender to conform strictly to the applicable laws which limit interest rates, and any of the aforesaid contracts for interest, if and to the extent payable by Guarantor, shall be held to be subject to reduction to the maximum non-usurious interest rate allowed under said law.

21.Gender.  Within this Guaranty, words of any gender shall be held and construed to include the other gender.

22.Captions.  The headings in this Guaranty are for convenience only and shall not define or limit the provisions hereof.

23.Right of Revocation.  Guarantor understands and agrees that Guarantor may revoke its future obligations under this Guaranty at any time by giving Lender written notice that Guarantor

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will not be liable hereunder for any indebtedness or obligations of Borrower incurred on or after the effective date of such revocation.  Such revocation shall be deemed to be effective on the day following the day Lender receives such notice delivered either by:  (a) personal delivery to the address and designated department of Lender identified in Section 1(a) above, or (b) United States mail, registered or certified, return receipt requested, postage prepaid, addressed to Lender at the address shown in Section 1(a) above.  Notwithstanding such revocation, Guarantor shall remain liable on its obligations hereunder until payment in full to Lender of (a) all of the Guaranteed Indebtedness that is outstanding on the effective date of such revocation, and any renewals and extensions thereof, and (b) all loans, advances and other extensions of credit made to or for the account of Borrower on or after the effective date of such revocation pursuant to the obligation of Lender under a commitment or agreement made to or with Borrower prior to the effective date of such revocation.  The terms and conditions of this Guaranty, including without limitation the consents and waivers set forth in Section 6 hereof, shall remain in effect with respect to the Guaranteed Indebtedness described in the preceding sentence in the same manner as if such revocation had not been made by Guarantor.

[Signature on following page.]

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EXECUTED as of the date first above written.

GUARANTOR:

State National Companies, Inc.,
a Delaware corporation

By:	/s/ Terry L. Ledbetter
Name:	Terry L. Ledbetter
Title:	Chief Executive Officer

490596.6	Guaranty Agreement – Signature Page